Exhibit 99.1
FOR IMMEDIATE RELEASE
SurModics Reports First Quarter 2010 Results
Strong Operating Cash Flow and Continued Diversification
EDEN PRAIRIE, Minnesota — January 27, 2010 — SurModics, Inc. (Nasdaq: SRDX), a leading provider of drug delivery and surface modification technologies to the healthcare industry, today reported financial results for the first quarter ended December 31, 2009.
First Quarter Summary:
•	GAAP results:
•	Revenue of $17.4 million

•	Operating income of $2.8 million

•	Net income of $1.9 million

•	Diluted EPS of $0.11
•	Revenue by market:
•	Therapeutic:
•	Cardiovascular — $10.7 million, up 9% sequentially

•	Ophthalmology — $2.5 million, up 35% sequentially

•	Other Markets — $1.9 million, down 35% sequentially
•	Diagnostic — $2.3 million, down 51% sequentially
•	Non-GAAP results (including $3.5 million up-front license fee from Genentech):
•	Adjusted total revenue of $21.0 million

•	Adjusted operating income of $6.4 million

•	Adjusted net income of $4.2 million

•	Adjusted diluted EPS of $0.24
•	Operating cash flow of $8.2 million

•	Cash and investments of $51.5 million; no debt

•	Signed Ophthalmic License and Development Agreement with Roche and Genentech regarding Lucentis™ (ranibizumab injection)

•	SurModics’ customer OrbusNeich initiated a first in man clinical trial with a new drug-eluting stent employing our SynBiosys biodegradable polymer

•	Completed new cGMP facility for manufacturing and development in Birmingham, Alabama

•	Six new licenses with SurModics customers

•	One new customer product class introduced by our customers
“SurModics continued to make important progress in a number of key areas during our first quarter of fiscal 2010, including our ophthalmology, SurModics Pharmaceuticals and cardiovascular businesses,” said Bruce Barclay, president and CEO. “The most significant accomplishment of the quarter was signing our drug delivery license and development agreement with Genentech in October. In addition, our licensed partner OrbusNeich initiated a first in man clinical trial with a new drug eluting stent employing

SurModics First Quarter 2009 Results

our SynBiosys biodegradable polymer. Recently, we also officially opened our new cGMP facility in Alabama, which will be a vital component of our long-term growth. The new facility supports our drug delivery customers in the pharmaceutical, biotech, and medical device industries. And as a testament to our financial strength, we accomplished these results while preserving a strong balance sheet and generating solid operating cash flow.”
On a GAAP basis, revenue for the first quarter of fiscal 2010 was $17.4 million, compared with $63.2 million in the year earlier period. Fiscal 2009 results include recognition of previously deferred revenue totaling approximately $35 million and a $9 million termination fee, both in connection with Merck’s termination of our agreements with them. Operating income was $2.8 million, compared with $42.7 million in the prior-year period. Net income was $1.9 million, compared with $27.1 million in the same period last year. Diluted earnings per share was $0.11, compared with $1.53 in the first quarter of fiscal 2009.
Non-GAAP results are summarized in the supplemental tables included in this press release. Excluding the $9 million Merck termination payment and Abbott royalties from the first quarter of fiscal 2009, non-GAAP revenue increased 21% from the first quarter of fiscal 2009 to the first quarter of fiscal 2010.
SurModics’ pipeline continues to represent significant potential. The Company added six new licenses in the first quarter, against its goal of signing 18 new licenses in fiscal 2010, including the new SurModics Pharmaceuticals license with Roche and Genentech. One of SurModics’ customers launched a new product class in the marketplace during the quarter, as the Company works toward its goal of 10 launches in fiscal 2010. As of December 31, 2009, SurModics’ customers had 104 licensed product classes generating royalty revenue, compared with 99 in the prior-year period; the total number of licensed product classes not yet launched was 108, up from 107 in the prior-year period; and major non-licensed opportunities totaled 80, compared with 87 a year ago. In total, SurModics now has a portfolio of 188 potential commercial products in development diversified across multiple clinical indications and technology platforms.
SurModics’ cash and investment balance totaled $51.5 million as of December 31, 2009, with no debt. Operating cash flow for the quarter was $8.2 million, compared with $17.4

SurModics, Inc. First Quarter 2010 Results

million in the first quarter of fiscal 2009, which included the $9 million termination payment from Merck.
“SurModics has preserved its excellent financial condition through continued generation of strong operating cash flow and by maintaining a healthy balance sheet with zero debt,” said Phil Ankeny, senior vice president and chief financial officer. “Given our optimism in the Company’s potential for long-term growth, we will continue to leverage our strong balance sheet and invest in our business. We have maintained our disciplined deployment of capital with a goal of enhancing shareholder value, principally in the areas of facilities-related and corporate development investments, as well as share repurchases.”
Live Webcast
SurModics will host a webcast at 5:00 p.m. ET (4:00 p.m. CT) today to discuss the quarterly results. To access the webcast, go to the investor relations portion of the Company’s website at www.surmodics.com, and click on the first quarter webcast icon. If you do not have access to the Internet and want to listen to the audio by phone, dial 877-974-0488. A replay of the first quarter conference call will be available by dialing 800-406-7325 and entering conference call ID 4202185. The audio replay will be available beginning at 7:00 p.m. CT on Wednesday, January 27, until 7:00 p.m. CT on Wednesday, February 3.
About SurModics, Inc.
SurModics’ vision is to extend and improve the lives of patients through technology innovation. The Company partners with the world’s foremost medical device, pharmaceutical and life science companies to develop and commercialize innovative products that result in improved diagnosis and treatment for patients. Core offerings include: drug delivery technologies (coatings, microparticles, nanoparticles, and implants); surface modification coating technologies that impart lubricity, prohealing, and biocompatibility capabilities; and components for in vitro diagnostic test kits and specialized surfaces for cell culture and microarrays. SurModics is headquartered in Eden Prairie, Minnesota and its SurModics Pharmaceuticals subsidiary is located in Birmingham, Alabama. For more information about the Company, visit www.surmodics.com. The content of SurModics’ website is not part of this release or part of any filings the Company makes with the SEC.

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SurModics, Inc. First Quarter 2010 Results

Safe Harbor for Forward-Looking Statements
This press release contains forward-looking statements. Statements that are not historical or current facts, including statements about beliefs and expectations, such as our expectations about our pipeline, our ability to achieve our fiscal 2010 company goals, our optimism for the long term, our continued use of our balance sheet and investment in our business, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties, and important factors could cause actual results to differ materially from those anticipated, including the following: (1) our reliance on third parties (including our customers and licensees) and their failure to successfully develop, obtain regulatory approval for, market and sell products incorporating our technologies may adversely affect our business operations, our ability to realize the full potential of our pipeline, and our ability to achieve our fiscal 2010 corporate goals; (2) costs or difficulties relating to the integration of the businesses of SurModics Pharmaceuticals and BioFX Laboratories, and the drug delivery assets and collaborative programs acquired from PR Pharmaceuticals, Inc., with SurModics’ business may be greater than expected and may adversely affect the Company’s results of operations and financial condition; (3) developments in the regulatory environment, as well as market and economic conditions, may adversely affect our business operations and profitability; and (4) other factors identified under “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended September 30, 2009, and updated in our subsequent reports filed with the SEC. These reports are available in the Investors section of our website at www.surmodics.com and at the SEC website at www.sec.gov. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update them in light of new information or future events.
Use of Non-GAAP Financial Information
In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, SurModics is reporting non-GAAP financial results including non-GAAP revenue, non-GAAP income from operations, non-GAAP net income and non-GAAP diluted net income per share. We believe that these non-GAAP measures provide meaningful insight into our operating performance excluding certain event-specific charges and as it relates to our accounting treatment for contracts with significant deferred revenue, such as the agreements with Merck and Genentech, and provide an alternative perspective of our results of operations. We believe that our non-GAAP recognition of billed activity, which is recognized as deferred revenue under GAAP, provides a relevant perspective of how our activities in a period

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SurModics, Inc. First Quarter 2010 Results

generate billings and more closely reflects the cash generated in our business. We use these non-GAAP measures to assess our operating performance and as an input in determining payouts under our executive compensation programs. We believe that presentation of these non-GAAP measures allows investors to review our results of operations from the same perspective as management and our board of directors. We believe these non-GAAP measures facilitate investors’ analysis and comparisons of our current results of operations and provide insight into the prospects of our future performance. We also believe that the non-GAAP measures are useful to investors because they provide supplemental information that research analysts frequently use. The method we use to produce non-GAAP results is not in accordance with GAAP and may differ from the methods used by other companies. These non-GAAP results should not be regarded as a substitute for corresponding GAAP measures, but instead should be utilized as a supplemental measure of operating performance in evaluating our business. Non-GAAP measures have limitations in that they do not reflect certain items that may have a material impact on our reported financial results. As such, these non-GAAP measures should be viewed in conjunction with both our financial statements prepared in accordance with GAAP and the reconciliation of the supplemental non-GAAP financial measures to the comparable GAAP results provided for each period presented, which are attached to this release.
Contact
Phil Ankeny, Senior Vice President and Chief Financial Officer
(952) 829-2700

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SurModics, Inc. First Quarter 2010 Results

SurModics, Inc. and Subsidiaries
Condensed Consolidated Statements of Income
(In thousands, except per share data)

	Three Months Ended
	December 31,
	2009	2008
	(Unaudited)
Revenue
Royalties and license fees	$9,198	$47,747
Product sales	4,548	3,856
Research and development	3,635	11,613

Total revenue	17,381	63,216

Operating expenses
Product	1,957	1,515
Customer research and development	3,323	3,705
Other research and development	4,719	5,648
Selling, general and administrative	4,614	4,683
Restructuring charges	—	1,798
In-process research and development	—	3,200

Total operating expenses	14,613	20,549

Income from operations	2,768	42,667

Investment income	297	585

Income before income taxes	3,065	43,252

Income tax provision	(1,148)	(16,167)

Net income	$1,917	$27,085

Basic net income per share	$0.11	$1.53

Diluted net income per share	$0.11	$1.53

Weighted average shares outstanding
Basic	17,396	17,683
Diluted	17,440	17,747

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SurModics, Inc. First Quarter 2010 Results

SurModics, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(In thousands)

	December 31,	September 30,
	2009	2009
	(Unaudited)
Assets

Current assets:
Cash and short-term investments	$19,264	$20,568
Accounts receivable	11,662	11,320
Inventories	3,443	3,330
Other current assets	4,358	1,796

Total current assets	38,727	37,014

Property and equipment, net	68,117	66,915
Long-term investments	32,239	27,300
Other assets	51,425	54,333

Total assets	$190,508	$185,562

Liabilities and Stockholders’ Equity

Current liabilities	$6,540	$7,984

Other liabilities	8,777	5,206

Total stockholders’ equity	175,191	172,372

Total liabilities and stockholders’ equity	$190,508	$185,562

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SurModics, Inc. First Quarter 2010 Results

SurModics, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(In thousands)

	Three Months Ended
	December 31,
	2009	2008
	(Unaudited)
Operating Activities
Net income	$1,917	$27,085
Depreciation and amortization	1,745	1,674
Stock-based compensation	1,535	1,911
Purchased in-process research and development	—	3,200
Restructuring charges	—	1,798
Net other operating activities	2,912	10,091
Change in operating assets and liabilities:
Accounts receivable	(341)	2,837
Accounts payable and accrued liabilities	(263)	(1,607)
Income taxes	(2,501)	6,438
Deferred revenue	3,370	(35,759)
Net change in other operating assets and liabilities	(124)	(255)

Net cash provided by operating activities	8,250	17,413

Investing Activities
Net purchases of property and equipment	(3,572)	(4,284)
Business acquisitions, net of cash acquired	(750)	(3,352)
Net other investing activities	(4,314)	(566)

Net cash used in investing activities	(8,636)	(8,202)

Financing Activities
Issuance of common stock	282	2
Purchase of common stock to fund employee taxes	(365)	(375)
Repurchase of common stock	—	(11,751)
Net other financing activities	(38)	(494)

Net cash used in financing activities	(121)	(12,618)

Net change in cash and cash equivalents	(507)	(3,407)

Cash and Cash Equivalents
Beginning of period	11,636	15,376

End of period	$11,129	$11,969

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SurModics, Inc. First Quarter 2010 Results

SurModics, Inc. and Subsidiaries
Supplemental Non-GAAP Information
For the Three Months Ended December 31, 2009
(In thousands, except per share data)
(Unaudited)

		Long-term Agreement
		Adjustments
	As					Adjusted
	Reported	Revenue		Billed		Non-
	GAAP (1)	Recognized		Activity		GAAP (2)
Revenue:
Royalties and license fees	$9,198	$(45	)(3)	$3,700	(4)	$12,853
Product sales	4,548					4,548
Research and development	3,635					3,635

Total revenue	$17,381	$(45)		$3,700		$21,036

Income from operations	$2,768	$(45)		$3,700		$6,423

Net income	$1,917	$(28	)(5)	$2,315	(5)	$4,204

Diluted net income per share (6)	$0.11					$0.24

	Balance at			Balance at
	September	Revenue	Billed	December
	30, 2009	Recognized	Activity	31, 2009

Deferred revenue (7)	$—	$(45)	$3,700	$3,655

(1)	Reflects operating results in accordance with U.S. generally accepted accounting principles (GAAP).

(2)	Adjusted Non-GAAP amounts exclude the revenue recognized in the period associated with the Genentech and other agreements under GAAP and include amounts billed associated with the Genentech and other agreements.

(3)	Reflects recognition of revenue for the Genentech and other agreements in accordance with GAAP for the period presented.

(4)	Reflects amounts billed and deferred under the Genentech and other agreements for the period presented.

(5)	Reflects the after tax impact of the adjustments utilizing the Company’s effective tax rate for the period presented.

(6)	Diluted net income per share is calculated using the diluted weighted average shares outstanding for the period presented.

(7)	Reflects the activity for the period presented in the deferred revenue balance sheet accounts associated with the Genentech and other agreements.

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SurModics, Inc. First Quarter 2010 Results

SurModics, Inc. and Subsidiaries
Supplemental Non-GAAP Information
For the Three Months Ended December 31, 2008
(In thousands, except per share data)
(Unaudited)

		Merck Agreement
		Adjustments
	As							Adjusted
	Reported	Revenue		Billed		Other		Non-
	GAAP (1)	Recognized		Activity		Adjustments		GAAP (2)
Revenue:
Royalties and license fees	$47,747	$(28,578	)(3)	$—	(4)			$19,169
Product sales	3,856							3,856
Research and development	11,613	$(6,200	)(3)	—	(4)			5,413

Total revenue	$63,216	$(34,778)		$—				$28,438

Income from operations	$42,667	$(34,778)		$—		$4,998		$12,887

Net income	$27,085	$(21,778	)(5)	$—	(5)	$3,130	(5)	$8,437

Diluted net income per share (6)	$1.53							$0.48

	Balance at			Balance at
	September	Revenue	Billed	December
	30, 2008	Recognized	Activity	31, 2008

Merck deferred revenue (7)	$34,778	$(34,778)	$—	$—

(1)	Reflects operating results in accordance with U.S. generally accepted accounting principles (GAAP).

(2)	Adjusted Non-GAAP amounts exclude the revenue recognized in the period associated with the Merck agreement under GAAP and include amounts billed associated with the Merck agreement; and exclude the restructuring charges of $1,798 and in-process research and development charge of $3,200 associated with the acquisition of PR Pharmaceuticals, Inc. assets.

(3)	Reflects recognition of deferred revenue for the Merck agreement in accordance with GAAP for the period presented.

(4)	Reflects amounts billed and deferred under the Merck agreement for the period presented.

(5)	Reflects the after tax impact of the adjustments utilizing the Company’s effective tax rate for the period presented.

(6)	Diluted net income per share is calculated using the diluted weighted average shares outstanding for the period presented.

(7)	Reflects the activity for the period presented in the deferred revenue balance sheet accounts associated with the Merck agreement.